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                                A. SCHULMAN, INC.
           Computation of Basic and Diluted Earnings Per Common Share

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
                                                                        Year ended August 31,
                                                           ----------------------------------------------------
                                                               2000                1999                 1998
                                                           -----------         -----------          -----------
Net income                                                 $37,704,000         $47,789,000          $50,143,000

Dividends on preferred stock                                    53,000              53,000               53,000
                                                           -----------         -----------          -----------

Net income applicable to common stock                      $37,651,000         $47,736,000          $50,090,000
                                                           ===========         ===========          ===========

Number of shares on which basic earnings
per share is calculated:
Average outstanding during period                           30,224,433          31,671,768           35,236,098

Add - Incremental shares under stock
   compensation plans                                               --               7,846               39,229
                                                           -----------         -----------          -----------

Number of shares on which diluted earnings per
   share is calculated                                      30,224,433          31,679,614           35,275,327
                                                           ===========         ===========          ===========

Basic earnings per share                                         $1.25               $1.51                $1.42

Diluted earnings per share                                       $1.25               $1.51                $1.42
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